UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

HOOKIPA PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38869	81-5395687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York	10118
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001	HOOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On November 9, 2021, HOOKIPA Pharma Inc. (the “Company”) issued a press release announcing interim data from the ongoing Phase 1 clinical trial exploring different dose levels and dosing schedules of HB-200 in individuals with treatment-refractory HPV16+ cancers, including head and neck cancer, the initiation of a Phase 2 study to assess HB-201 in combination with pembrolizumab in 1st- and 2nd-line head and neck cancer, interim data from the ongoing Phase 2 clinical trial of HB-101, a prophylactic Cytomegalovirus (CMV) vaccine candidate and other corporate updates. In addition, at 4:30 p.m. Eastern Time on November 9, 2021, the Company will host a virtual investor webcast where members of the Company’s management team will present further details regarding the Phase 1 study and additional program updates. The dial-in number for the conference call is 877-870-9135 for U.S. participants and +44 (0) 2071 928338 for international participants; the participant confirmation code is 7769151. A live webcast of the call can be accessed on the Company’s website at www.hookipapharma.com/events. An archived webcast will be available for 30 days on the Events webpage.

The information contained in Item 7.01 of this Current Report (including Exhibit 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Item 8.01	Other Events

On November 9, 2021, the Company announced interim data from the ongoing Phase 1 clinical trial exploring different dose levels and dosing schedules of HB-200 in individuals with treatment-refractory HPV16+ cancers, including head and neck cancer, the initiation of a Phase 2 study to assess HB-201 in combination with pembrolizumab in 1st- and 2nd-line head and neck cancer, interim data from the ongoing Phase 2 clinical trial of HB-101, a prophylactic Cytomegalovirus (CMV) vaccine candidate and other corporate updates.

HB-200 Data:

•	Safety Data as November 1, 2021:
•	Safety data cut-off with 62 patients, treatment-related adverse events were reported in 66 percent of patients, with only 8 percent experiencing treatment-related adverse events rated grade 3 or higher.
•	Efficacy Data as of November 1, 2021:
•	Among 28 patients dosed intravenously, HB-200 resulted in a 75 percent disease control rate, shrinkage of target lesions in 53 percent of patients.
•	The Company observed three partial responses (including one confirmed and one unconfirmed in an ongoing patient) and one ongoing patient with a near partial response (29 percent tumor shrinkage).
•	HB-201 showed a 71 percent disease control rate (10/14 evaluable patients, including one confirmed partial response and one unconfirmed partial response, previously reported in December 2020).
•	Alternating two-vector HB-202/HB-201 demonstrated a 79 percent disease control rate (11/14 evaluable patients, including one ongoing unconfirmed partial response and one ongoing near partial response with 29 percent tumor shrinkage).
•	HB-200 showed tumor shrinkage in 53 percent of patients (15/28 evaluable patients) and an ongoing median progression-free survival of 3.45 months.
•	T-Cell Data as of September 1, 2021:
•	More than 90 percent of patients showed an increase in tumor-specific CD8+ T cells within 2 weeks of initial HB-200 dose (either HB-201 or HB-202/HB-201).
•	More than 50 percent of patients had tumor-specific CD8+ T cell levels that exceeded the single-digit percentage threshold of the circulating T cell pool, which is generally considered a strong indicator of response.
•	50 percent of patients with paired biopsies (3/6 patients) showed elevated tumor infiltrating lymphocytes, or an increase in CD8+ T cells in their tumors.

The Company believes that these results compare favorably to standard of care treatments nivolumab and pembrolizumab used in a 2nd+-line setting in PD1-inhibitor naïve HNSCC patients. Based on peer-reviewed published data, nivolumab showed a mPFS of 2-months whereas pembrolizumab had disease control rates of 35 percent (overall) and 40 percent (HPV+ subset) in the 2nd+-line setting.

Oncology pipeline expansion

Based on the positive HB-200 data to-date, the Company is focusing future research and development in oncology, advancing efforts in head and neck and prostate cancers, as well as expanding its pipeline to include a new program targeting KRAS-mutated cancers (colorectal, pancreatic and lung). The Company has initiated Phase 2 of its ongoing HB-200 study to evaluate HB-201 in combination with pembrolizumab in 1st- and 2nd-line HNSCC patients. The Company also plans to initiate a randomized Phase 2 study of HB-200 in combination with pembrolizumab as part of its clinical collaboration with Merck & Co., Inc., Kenilworth, NJ, USA. In 2022, the Company plans to submit an Investigational New Drug (IND) application for its HB-300 prostate cancer candidate.

HB-101 Data:

•	The Company observed strong immunogenicity and reduced incidence of CMV viremia in people who received three doses of HB-101, consistent with results previously reported in November 2020.
•	Strong immunogenicity with 86 percent seroconversion and 100 percent CD8+ T cell responses.
•	A 41 percent reduction in CMV viremia (presence of CMV DNA in the blood).
•	A 41 percent reduction in the use of antiviral therapy.
•	No change in CMV disease.
•	HB-101 was generally well tolerated with 21 percent of HB-101 recipients experiencing side effects related to vaccine administration.
•	A total of five cases of human leukocyte antigen (HLA)-sensitization have been reported, four characterized as serious adverse events.

While there were 2 cases of CMV disease reported in the placebo group in November 2020, these cases have since been re-classified as not CMV disease.

Safety and tolerability were evaluated in 80 participants who were enrolled in the trial by the July 30, 2021 cut-off date. HB-101 was generally well tolerated with 21 percent of HB-101 recipients experiencing side effects related to vaccine administration. A total of five cases of human leukocyte antigen (HLA)-sensitization have been reported, four as serious adverse events.

Enrollment closed in June 2021, and participants will continue to be monitored for the 12-month observation period following kidney transplantation. Final results are anticipated in 2023. With no licensed CMV vaccine, there remains considerable unmet need for people with solid organ transplants. However, the Company will explore partnership opportunities for further development of HB-101 in order to focus on advancing its promising oncology portfolio.

Update on Collaboration with Gilead Sciences, Inc. (“Gilead”)

The Company is progressing its research collaboration with Gilead to develop a potential functional cure for Hepatitis B virus (HBV). The HBV program successfully passed Gilead’s Request for Development milestone, and Gilead plans to progress the program into IND-enabling stage in 2022 to support IND filing for the arenavirus vector combination. For the HIV program, after the Company successfully completed all pre-clinical research obligations in accordance with the mutual Collaboration Agreement, Gilead informed the Company of their intention not to move forward with this program according to current terms. The Company is in ongoing discussions with Gilead regarding a revised Collaboration Agreement.

Forward Looking Statements

This Current Report on Form 8-K and other related materials may contain a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the Company’s expectation about any or all of the following: (i) the success, cost and timing of the Company’s product development activities and clinical trials; (ii) the timing, scope or likelihood of regulatory filings and approvals, including timing of Investigational New Drug Application and Biological Licensing Application filings for the Company’s current and future product candidates, and final U.S. Food and Drug Administration, European Medicines Agency or other foreign regulatory authority approval of the Company’s current and future product candidates; (iii) the Company’s ability to develop and advance its current product candidates and programs into, and successfully complete, clinical studies; (iv) the potential benefits of and the Company’s ability to maintain its collaboration with Gilead Sciences, Inc., and establish or maintain future collaborations or strategic relationships or obtain additional funding and (v) risks relating to business interruptions resulting from the coronavirus (COVID-19) disease outbreak or similar public health crises and other matters that could affect the sufficiency of existing cash to fund operations and the Company’s ability to achieve the milestones under the agreement with Gilead. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms the Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Although the Company believes that such statements are based on reasonable assumptions, forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, you should not rely on these forward-looking statements as predictions of future events. These risks and uncertainties include, among others: outcomes of the Company’s planned clinical trials and studies may not be favorable; that one or more of the Company’s product candidate programs will not proceed as planned for technical, scientific or commercial reasons; availability and timing of results from preclinical studies and clinical trials; uncertainty about regulatory approval to conduct clinical trials or to market a products; uncertainties regarding intellection property protection; and those risk and uncertainties described under the heading “Risk Factors” in the Company’s Form 10-Q for the quarter ended June 30, 2021 filed with the U.S. Securities and Exchange Commission, and in any other subsequent filings made by the Company with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this Current Report on Form 8-K, other than to the extent required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by HOOKIPA Pharma Inc. on November 9, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOOKIPA Pharma Inc.

Date: November 9, 2021	By:	/s/ Joern Aldag
Joern Aldag
Chief Executive Officer
(Principal Executive Officer)

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